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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 36-3145972
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(State of Incorporation or Organization)       (IRS Employer Identification no.)

   1585 Broadway, New York, New York                        10036
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(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the registration       If this Form relates to the registration
of a class of securities to Section 12(b)      of a class of securities pursuant to
of the Exchange Act and is effective           Section 12(g) of the Exchange Act and
pursuant to General Instruction A.(c),         is effective pursuant to General
please check the following box. [X]            Instruction A.(d), please check the
                                               following box. [ ]


Securities Act registration statement file number to which this form relates:
333-47576

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
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Medium-Term Notes, Series C, 12%         THE AMERICAN STOCK EXCHANGE
SPARQS due June 30, 2003

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)



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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 12% Stock Participation Accreting Redemption Quarterly-pay Securities due June 30, 2003 (Mandatorily Exchangeable for Shares of Common Stock of Juniper Networks, Inc.) (the "SPARQS"). A description of the SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated January 3, 2002 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the SPARQS.




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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MORGAN STANLEY DEAN WITTER & CO.
                                       (Registrant)


Date: January 3, 2002                  By: /s/ Martin M. Cohen
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                                          Martin M. Cohen
                                          Assistant Secretary and Counsel




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                               INDEX TO EXHIBITS

Exhibit No.                                                           Page No.

4.1  Proposed form of Global Note evidencing the SPARQS                 A-1




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